Exhibit 4.5

                            Form of Convertible Notes


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                CONVERTIBLE NOTE

West Long Branch, New Jersey                                         $225,000.00
January 22, 1997

     FOR VALUE RECEIVED, EA INDUSTRIES, INC., a New Jersey corporation (hereinafter called the "Borrower"), hereby promises to pay, subject to the provisions of Section 2.6 hereof, to Irwin Gross or registered assigns (the "Holder") or order, the sum of Two Hundred and Twenty-Five Thousand Dollars ($225,000.00) on December 31, 1997 (the "Final Maturity Date"). Any amount of principal on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid. All payments of principal on this Note shall be made in lawful money of the United States of America or, at the option of the Borrower and subject to the provisions of this Note, in whole or in part in fully paid and nonassessable shares of Common Stock of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. This Note was issued in the original principal amount of Six Million Dollars ($6,000,000) on the date set forth above. On April 25, 1996, Eight Hundred Twenty Thousand Dollars ($820,000) of such original principal amount, on May 9, 1996, One Million Three Hundred Thousand Dollars ($1,300,000) of such original principal amount, on July 22, 1996 six hundred sixty thousand dollars ($660,000) of such original principal amount, and on July 23, 1996 one million one hundred fifty thousand dollars ($1,150,000) of such original principal amount was converted into shares of Borrower's Common Stock as set forth herein. On August 19, 1996, the remaining balance of the original note was reassigned to three purchasers and was reissued in three notes. The Borrower has agreed to amend the terms of such notes and to reissue them. This Note represents one such reissued Note.

                                   PREPAYMENT

     1.1 Prepayment. So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the Holder, at any time after the date hereof to prepay this Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state
(1) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (2) the principal amount to be prepaid and (3) the date of prepayment. On the date fixed for prepayment, the Borrower shall make payment of the Prepayment Amount (as hereinafter defined), to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (1) the principal amount of this Note to be prepaid plus (2) an amount equal to 22 percent of the principal amount to be prepaid (such sum being referred to as the "Prepayment Amount"). Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the borrower to the Holder for the principal balance of this Note which shall not have been prepaid.


                                   ARTICLE II

                         CONVERSION AND PURCHASE RIGHTS

     2.1 Conversion Right. The Holder shall have the right from and after the date of this Note and then at any time on or prior to the day this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $100,000, or such lesser amount as shall remain unpaid at the time of the conversion, into fully paid and nonassessable shares of Common Stock (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price").


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Upon the surrender of this Note, accompanied by a Notice of Conversion of
Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Borrower shall issue and, within three business days after such surrender of this Note with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith, and (2) a new Note in the form hereof for the balance of the principal amount hereof, if any. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted by the Conversion Price.

     NOTWITHSTANDING THE FOREGOING, THE CONVERSION OF THE NOTE INTO THE COMMON STOCK IS EXPRESSLY CONDITIONED UPON (i) SUFFICIENT AUTHORIZED, UNISSUED AND UNRESERVED COMMON STOCK OF THE ISSUER OF SUCH SHARES TO PERMIT SUCH CONVERSION,
(ii) OFFICIAL NOTICE OF THE LISTING (THE "LISTING") OF SUCH SHARES ON THE NEW YORK STOCK EXCHANGE OR THE NASDAQ NATIONAL MARKET SYSTEM, IF APPLICABLE, PRIOR TO SUCH CONVERSION, AND (iii) COMPLIANCE WITH ALL FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS.

     2.2 Conversion Price. The Conversion Price shall be one dollar and fifty cents ($1.50).

     2.3 Method of Conversion. Except as otherwise provided in this Note or agreed by the Holder, this Note may be converted by the Holder in whole at any time or in part from time to time by (i) submitting to the Borrower a Conversion Notice and (ii) surrendering this Note at the principal office of the Borrower. Upon partial exercise of the conversion rights provided hereby, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted. This Note has been issued pursuant to a Note Purchase Agreement, dated as of December 29, 1995, between the Borrower and the original Holder of this Note (the "Note Purchase Agreement"). By its acceptance of this Note, each Holder agrees to be bound by the terms of the Note Purchase Agreement. This Note has been issued by the Borrower pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act") provided by Regulation D thereunder.

     2.4 Concerning the Shares. The Shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend if, with such request, the Borrower shall have received either (i) an opinion of counsel to the effect that any such legend may be removed from such certificate, or (ii) if the present paragraph
(k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Borrower, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule
144) from the Borrower or an affiliate of the Borrower.

     2.5 Automatic Conversion. Any part of the principal amount of this Note that is outstanding on the Final Maturity shall automatically be converted into such number of shares of Common Stock (to the extent the same is at such time convertible into shares of Common Stock) as shall be determined pursuant to
Section 2.1 and 2.2 of this Note as if the conversion of such principal amount of this Note were made by the


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Holder in accordance therewith. Within three trading days after the Holder surrenders this Note to the Borrower after the Final Maturity Date, the Borrower shall deliver to or on upon the order of the Holder (1) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith and (2) payment of the accrued and unpaid interest on the portion of the principal amount of this Note so converted (which payment of interest may be made in accordance with Section 1.2 of this Note if the Company satisfies the requirements thereof).


                                   ARTICLE III

                                EVENTS OF DEFAULT

     If of any of the following events of default (each, an "Event of Default") shall occur:

     3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise;

     3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, the Agreement or the Registration Rights Agreement;

     3.3 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Note Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of fifteen
(15) business days after written notice thereof to the Borrower from the Holder;

     3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made;

     3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

     3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

     3.7 Certain Adjudications and Appointments. A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (b) appoint a Custodian of the Company or for any substantial part of its property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company and such petition, application or proceeding is not dismissed within 60 days; or

     3.8 No Registration. The Registration Statement has not been declared effective by the SEC on or before the Final Computation Date (as defined in the Registration Rights Agreement);

then upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.6 or 3.8, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 3.5 or 3.7, the Borrower shall, pay to the Holder an amount equal to the sum of (1) the unpaid principal amount of this Note plus (2) an amount equal to 22 percent of the unpaid principal amount of this Note, plus accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without


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limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989, Attention:
President. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

     4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

     4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

     4.6 Governing Law. This Note shall be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflict of laws.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.


                                            EA INDUSTRIES, INC.



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


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                                                                      Exhibit A

                              NOTICE OF CONVERSION
                               OF CONVERTIBLE NOTE

TO: EA INDUSTRIES, INC.

     (1) Pursuant to the terms of the attached Convertible Note (the "Note"), the undersigned hereby elects to convert $__________ principal amount of the
Note into shares of Common Stock of EA INDUSTRIES, INC., a New Jersey corporation (the Borrower) at the Conversion Price of $1.50 per share. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

     (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Note is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


            -------------------------            -------------------------
            Name                                 Name


            -------------------------            -------------------------
            Address                              Address



            -------------------------            -------------------------
            SS or Tax ID Number                  SS or Tax ID Number


     (3) In the event of partial exercise, please reissue an appropriate Note for the principal balance which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Note.

     (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Borrower to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the borrower may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.


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